Exhibit 23.2

Chang Lee LLP
Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-55794) pertaining to Stock Options Granted to Directors, Technical Advisors, and Employees under Stock Option Agreements of our report dated March 29, 2010, with respect to the consolidated financial statements of Dragon Pharmaceutical Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2009.

Vancouver, Canada	/s/ Chang Lee LLP
March 29, 2010	Chartered Accountants